EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 30, 2014, relating to the financial statements of First Federal of Northern Michigan Employees' Savings and Profit Sharing Plan (Registration No. 333-162801), as of December 31, 2013, which apepar in the December 31, 2013 Annual Report on Form 11-K of First Federal of Northern Michigan Employees' Savings and Profit Sharing Plan.

/s/Plante & Moran, PLLC

Auburn Hills, Michigan
June 30, 2014